UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2010

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

39870 Eureka Drive, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Certain officers (including Iain MacKenzie, President and Chief Executive Officer, Barry Zwarenstein, Senior Vice President and Chief Financial Officer, Alan Marten, Senior Vice President & General Manager, Memory Business Unit, Wayne Eisenberg, Vice President, Worldwide Sales, and John (Jack) Moyer, Vice President, Human Resources) and an independent director (Mukesh Patel) of SMART Modular Technologies (WWH), Inc. (the "Company") have entered into Rule 10b5−1 trading plans (each a "Plan" and collectively, the "Plans") with a broker to sell ordinary shares of the Company that are owned, or will be acquired upon the exercise of employee stock options or the vesting of restricted share units, by such persons.

Each person entered into a Plan as part of his personal long-term investment strategy for asset diversification, liquidity, and tax planning purposes and will have no further control over the timing of the sales of ordinary shares under such person’s Plan. The Plans specify the number of ordinary shares that may be sold at various pre-determined prices ("limit orders"). None of the sales pursuant to any Plan will occur prior to May 15, 2010. Most of the ordinary shares sold pursuant to the Plans will come from the exercise of options. Such options have various strike prices, and such sales will be executed as same-day sales.

Pursuant to the Plans entered into by Mr. MacKenzie and his family trusts, a maximum of approximately 593,000 ordinary shares may be sold based on limit orders that start in May 2010 and end in May 2012. Pursuant to the Plan entered into by Mr. Zwarenstein, a maximum of approximately 220,000 ordinary shares may be sold based on limit orders that start no earlier than November 2010 and end in March 2012.

The Plans are intended to comply with Rule 10b5−1 of the Securities Exchange Act of 1934, as amended. Rule 10b5−1 allows corporate insiders to establish pre-arranged written stock trading plans at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent pre-arranged transactions under the Rule 10b5−1 plan from being executed. Except as may be required by law, the Company does not undertake any obligation to report any Rule 10b5-1 plans that may be adopted by any its officers, directors, or of any other person, from time to time, or to report any modification or termination of such plans. Transactions under these 10b5-1 Plans will be publicly reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

March 31, 2010	By:	/s/ Ann T. Nguyen

Name: Ann T. Nguyen
Title: General Counsel & Corporate Secretary